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                                                                    EXHIBIT 23.4

             CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement of Amazon.com, Inc. on Form S-8 of our report dated February 6, 1998, on the financial statements of Junglee Corp. as of December 31, 1997 and 1996 and for the year ended December 31, 1997 and for the period from June 3, 1996 (inception) to December 31, 1996, appearing in the Current Report on Form 8-K of Amazon.com, Inc. filed August 27, 1998.

/s/ Deloitte & Touche LLP

San Jose, California
October 8, 1999